EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Lightning Gaming, Inc. (the “Registrant”) for the period ending June 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, to the best of my respective knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 14, 2023

By:  /s/ Brian Haveson

Brian Haveson

Chief Executive Officer